Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Coachmen Industries, Inc. (the “Company”) for the quarterly period ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) I, Colleen A. Zuhl, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period(s) covered in the Report.

Date: July 24, 2008

By:	/s/ Colleen A. Zuhl
Colleen A. Zuhl
Chief Financial Officer